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                                                                     EXHIBIT 5



                  [EPSTEIN BECKER & GREEN, P.C. LETTERHEAD]





                                   351-4735



                               August 13, 1996







Correctional Services Corporation
1819 Main Street
Sarasota, Florida  34236

Gentlemen:

        We have acted as counsel to Correctional Services Corporation (hereinafter called the "Company") in connection with its filing of a registration statement on Form S-1 (Registration No. 333-6457, which registration statement, as amended at the time of its effectiveness is hereinafter called the "Registration Statement") covering shares of the Company's authorized and unissued shares of common stock, $.01 par value, including shares subject to an over-allotment option (the "Company Shares") and shares of the Company's outstanding common stock, $.01 par value, being sold by the Selling Stockholders named therein (the "Selling Stockholder Shares").


        As such counsel, we have examined original copies, or copies certified to our satisfaction, of the corporate records of the Company, agreements and other instruments, certificates of public officials and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth.


        On the basis of the forgoing, we are of the opinion that the Company Shares have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and nonassessable and that the Selling Stockholder Shares are validly authorized, legally issued, fully paid and nonassessable.

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Correctional Services Corporation
August 13 ,1996
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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of such Registration Statement.


                                Very truly yours,

                                EPSTEIN BECKER & GREEN, P.C.



                                BY: /s/ Sidney Todres
                                    --------------------------------
                                        Sidney Todres